Exhibit 99.1

For Immediate Release

For more information:
Jefferson Harralson
Chief Financial Officer
(864) 240-6208
Jefferson_Harralson@ucbi.com

UNITED COMMUNITY BANKS, INC. ANNOUNCES COMPLETION OF MERGER WITH PEACH STATE BANCSHARES, INC., THE PARENT COMPANY OF PEACH STATE BANK & TRUST

GREENVILLE, SC – August 3, 2026 – United Community Banks, Inc. (NYSE: UCB) (“United”) completed its merger with Peach State Bancshares, Inc. (“Peach State”) effective August 1, 2026 whereby Peach State merged with and into United with United continuing as the surviving company (the “Merger”). Immediately following the Merger, Peach State’s wholly-owned subsidiary, Peach State Bank & Trust (“Peach State Bank”), was merged with and into United’s wholly-owned bank subsidiary, United Community Bank (“United Community”). Peach State Bank will operate under the United Community brand after all core systems, signage, and branding are converted to those of United Community, which is expected to occur in the first quarter of 2027.
Peach State Bank is headquartered in Gainesville, Georgia, a fast-growing city in Hall County, located approximately fifty miles northeast of Atlanta. Founded in 2005, Peach State Bank has been built on a foundation of exceptional customer service and community commitment. It is an established and respected franchise with an experienced management team led by President and Chief Executive Officer Ron Quinn. Peach State Bank’s high-touch, personalized approach to customer service is delivered to retail and business customers across two locations in Hall County, with branches in Gainesville and Braselton. As of June 30, 2026, Peach State Bank reported total assets of $784 million, with total loans of $524 million, and total deposits of $707 million.

“We are thrilled to welcome Peach State’s talented team to United Community. Their culture and approach to community engagement, customer service, and the employee experience is very similar to ours,” said Lynn Harton, Chairman and Chief Executive Officer of United. “This partnership deepens our longstanding presence in Hall County and will enable us to better serve the local community.”
Ron Quinn, President and Chief Executive Officer of Peach State Bank, said, “We have spent many years building a strong team and serving our customers in Hall County, and we are excited about this next phase of our growth, which will be amplified by our partnership with United Community. Their focus on customer service and employee engagement will ensure that we will continue to provide best in class service to our customers.”
Hovde Group, LLC acted as financial advisor to United, and Wachtell, Lipton, Rosen & Katz served as United’s legal advisor. Piper Sandler & Co. served as Peach State’s financial advisor, and Alston & Bird LLP served as Peach State’s legal advisor.
About United Community Banks, Inc.
United Community Banks, Inc. (NYSE: UCB) is the financial holding company for United Community, a top-100 U.S. financial institution committed to building stronger communities and improving the financial health and well-being of its customers. United Community offers a full range of banking, mortgage and wealth management services. As of June 30, 2026, United Community Banks, Inc. had $29.1 billion in assets and operated 200 offices across Alabama, Florida, Georgia, North Carolina, South Carolina and Tennessee. United Community also manages a nationally recognized SBA lending franchise and an equipment finance subsidiary, extending its reach to businesses across the country. United Community is the most awarded bank in the Southeast for Retail Banking Customer Satisfaction by J.D. Power, earning more awards than any other bank in the region, including recognition in 12 of the last 17 years and has also been named one of the “Best Banks to Work For” by American Banker for nine consecutive years. In commercial banking, United Community earned multiple 2026 Greenwich Best Bank awards for Small Business Banking. Forbes has consistently named United Community among the World’s Best and America’s Best Banks. Learn more at ucbi.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, and include statements related to expected benefits of the Merger and the timing of conversion. Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.
Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger of customer, supplier, employee or other business partner relationships, (3) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Merger, (4) risks relating to the integration of Peach State’s operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (5) risks associated with United’s pursuit of future acquisitions, (6) the risks associated with expansion into new geographic or product markets, and (7) general competitive, economic, political and market conditions. Further information regarding additional factors which could affect the forward-looking statements can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10-K for the year ended December 31, 2025, and other documents subsequently filed by United with the U.S. Securities and Exchange Commission. Many of these factors are beyond United’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and United undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for United to predict their occurrence or how they will affect United.
United qualifies all forward-looking statements by these cautionary statements.